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EXHIBIT 23.2

Deloitte & Touche LLP (logo)	Two Prudential Plaza 180 North Stetson Avenue Chicago, Illinois 60601-6779	Telephone (312) 946-3000 Facsimile: (312) 946-2600

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-66089 of Norwest Financial, Inc. on Form S-3 of our report dated January 18, 1999, appearing in the Annual Report on Form 10-K of Norwest Financial, Inc. for the year ended December 31, 1999.

/s/ Deloitte & Touche LLP

March 15, 2000
Chicago, Illinois

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EXHIBIT 23.2